EXHIBIT 99.1

AT THE COMPANY:	S&S PUBLIC RELATIONS:
Bruce T. Quigley	Steve Simon
Director of Business Development	Media Inquiries
949-362-5800	847-955-0700
bquigley@smithmicro.com	steve@sspr.com

Immediate Release

Smith Micro Announces 2003 Second Quarter Results
Continued Strength in the Wireless Market Fuels Profit

Aliso Viejo, Calif., July 17, 2003— Smith Micro Software, Inc. (NASDAQ: SMSI), a developer and marketer of a wide range of software and service solutions for the wireless and Internet markets, today reported its second quarter 2003 results.

The company reported net revenues for the quarter ended June 30, 2003, of $2.3 million, compared to $1.6 million recorded in the second quarter of 2002. The company’s net income of $124,000 in the second quarter of 2003 resulted in a net profit of $.01 per basic and diluted share, compared to a net loss of $495,000 in the second quarter 2002 or a net loss of $.03 per basic and diluted share.

“The wireless business continues to grow quarter over quarter including revenue in the second quarter of 2003 generated by new business that involved our QuickLink® Mobile Wi-Fi solution,” said William W. Smith, Jr., President and Chief Executive Officer. “We are also looking forward to more rewards of our focus in the Wi-Fi sector.”

“As we add more WWAN and Wi-Fi business going forward, we continue to strengthen our leadership position in the wireless market,” Smith concludes.

Investor Conference Call

Smith Micro will hold an investor conference call to discuss the company’s results at 4:30 p.m. Eastern time, Thursday, July 17, 2003. Investors may access the conference call over the Internet via the company’s website www.smithmicro.com or at http://www.firstcallevents.com/service/ajwz384712916gf12.html.

-more-

Smith Micro 2nd Quarter 2003 Financial Results	Page 2 of 5

About Smith Micro Software

Smith Micro Software, Inc., headquartered in Aliso Viejo, CA, is a developer and marketer of wireless communication and utility software products. The company designs integrated cross platform, easy-to-use software for personal computing and business solutions around the world. With a focus on the Internet, Wireless, and Broadband technologies, the company’s products and services enable wireless communications, eCommerce, eBusiness, Internet communications (voice-over-IP), video conferencing, and network fax, along with traditional computer telephony. Smith Micro’s complete line of products is available through direct sales, retail stores, value-added resellers (VARs) and original equipment manufacturers (OEMs). Smith Micro’s common stock trades on The Nasdaq Stock Market® under the symbol SMSI. For more information, contact Smith Micro at (949) 362-5800 or visit the company’s Web site at www.smithmicro.com.

This release may contain forward-looking statements that involve risks and uncertainties, including without limitation risks and uncertainties relating to the company’s financial prospects and projections, the company’s plans for returning to sustained profitability and the company’s ability to increase its business in the Wireless and Broadband segments. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are new and changing technologies, customer acceptance of those technologies, fluctuations or cancellations in orders from distribution customers, new and continuing adverse economic conditions, and the company’s ability to compete effectively with other software companies. These and other factors could cause actual results to differ materially from those presented in any forward-looking statement and are discussed in the company’s filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q.

Smith Micro and the Smith Micro logo are trademarks or registered trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective companies.

Note: Financial Schedules Attached

Smith Micro 2nd Quarter 2003 Financial Results	Page 3 of 5

Smith Micro Software, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	June 30
	(unaudited)
	2003	2002

Net Revenues:
Products	$2,070	$1,353
Services	216	264

Total Net Revenues	2,286	1,617
Cost of Revenues:
Products	430	234
Services	85	151

Total Cost of Revenues	515	385

Gross Margin	1,771	1,232
Operating Expenses:
Selling & Marketing	361	567
Research & Development	603	520
General & Administrative	670	622

Total Operating Expenses	1,634	1,709

Operating Income (Loss)	137	(477)
Interest Income	9	10
Interest & Other Expenses	(22)	(24)

Income (Loss) Before Income Tax	124	(491)
Income Tax Expense	—	4

Net Income (Loss)	$124	$(495)

Net Income (Loss) per share, basic	$0.01	$(0.03)

Weighted average shares outstanding, basic	16,257	16,235

Net Income (Loss) per share, diluted	$0.01	$(0.03)

Weighted average shares outstanding, diluted	17,822	16,235

Smith Micro 2nd Quarter 2003 Financial Results	Page 4 of 5

Smith Micro Software, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Six Months Ended
	June 30
	(unaudited)
	2003	2002

Net Revenues:
Products	$3,655	$2,810
Services	498	700

Total Net Revenues	4,153	3,510
Cost of Revenues:
Products	751	604
Services	169	550

Total Cost of Revenues	920	1,154

Gross Margin	3,233	2,356
Operating Expenses:
Selling & Marketing	943	1,232
Research & Development	1,257	1,060
General & Administrative	1,138	1,111

Total Operating Expenses	3,338	3,403

Operating Loss	(105)	(1,047)
Interest Income	16	22
Interest & Other Expenses	(34)	(44)

Loss Before Income Tax	(123)	(1,069)
Income Tax Expense	3	8

Net Loss	$(126)	$(1,077)

Net Loss per share, basic & diluted	$(0.01)	$(0.07)

Weighted average shares outstanding, basic & diluted	16,240	16,234

Smith Micro 2nd Quarter 2003 Financial Results	Page 5 of 5

Smith Micro Software, Inc
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2003	2002

	(unaudited)
ASSETS
Current Assets:
Cash & Cash Equivalents	$3,264	$3,627
Accounts Receivable, Net	1,410	633
Inventory, Net	45	45
Prepaids & Other Assets	146	263

Total Current Assets	4,865	4,568
Equipment & Improvements, Net	144	220
Intangible Assets, Net	81	224
Goodwill	1,715	1,715
Other Assets	93	39

TOTAL ASSETS	$6,898	$6,766

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$734	$445
Accrued Liabilities	592	709

Total Current Liabilities	1,326	1,154

Common Stock	16	16
Additional Paid In Capital	24,873	24,787
Accumulated Deficit	(19,317)	(19,191)

Total Stockholders’ Equity	5,572	5,612

TOTAL LIABILITIES & EQUITY	$6,898	$6,766

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